TEMPORARY CERTIFICATE--EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE
                            WHEN READY FOR DELIVERY

                            [Equity One, Inc. Logo]
NUMBER                                                     SHARES

                                EQUITY ONE, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                                                 CUSIP 294752 10 0

COMMON STOCK

SEE REVERSE FOR IMPORTANT NOTICE ON
TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT


IS THE OWNER OF


 fully-paid and non-assessable shares of the COMMON STOCK, $.01 par value, of

EQUITY ONE, INC. (THE "CORPORATION") TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ITS DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE SUBJECT TO ALL OF THE PROVISIONS OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS
OF THE CORPORATION, EACH AS FROM TIME TO TIME AMENDED (COPIES OF WHICH ARE ON FILE WITH THE TRANSFER AGENT), TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.

         WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

/s/ ([Illegible]
    SECRETARY)

/s/ ([Illegible]
     PRESIDENT AND
     CHIEF EXECUTIVE OFFICER)

COUNTERSIGNED AND REGISTERED

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                (NEW YORK, N.Y.)

                                 TRANSFER AGENT
                                 AND REGISTRAR
BY

                              AUTHORIZED SIGNATURE

                                EQUITY ONE, INC.

         The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporation and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Amendment and Restatement to the Articles of Incorporation of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 5.0 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation (unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
(ii) no Person may Beneficially or Constructively own shares of Capital Stock of the Corporation in excess of 5.0 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may transfer shares of Capital Stock if such transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes a Person to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership will be furnished to each stockholder of Capital Stock of the Corporation on request and without charge.

         The Corporation has the authority to issue securities of more than one class. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, with respect to classes of shares that may be issued in series, the variations and the relative rights and preferences between the shares of each series, so far as the same have been fixed and determined.

   KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE
                         OF A REPLACEMENT CERTIFICATE.

    The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIT GIFT MIN ACT - ______________Custodian______________
                      (Cust)                 (Minor)

                    under Uniform Gifts to Minors

                    Act_________________________
                            (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,_______________________HEREBY SELL, ASSIGN AND TRANSFER UNTO

-------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
_____________________________________________SHARES OF THE COMMON STOCK OF THE
CORPORATION REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ______________________________________________________
ATTORNEY TO TRANSFER THE SAID SHARES OF STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED________________________

                            ________________________________________________
                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                            WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

   SIGNATURE(S) GUARANTEED: ________________________________________________
                            THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.